EXHIBIT 32

Certifications Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 10-K for the year ended September 30, 2011 (the “Report”) by Cabot Corporation (the “Company”), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 29, 2011	/s/ PATRICK M. PREVOST
Patrick M. Prevost President and Chief Executive Officer

November 29, 2011	/s/ EDUARDO E. CORDEIRO
Eduardo E. Cordeiro Executive Vice President and Chief Financial Officer